Exhibit 99.1

News Release

Epiq Shareholders Approve Acquisition by OMERS Private Equity and

Harvest Partners

Transaction expected to close on or soon after September 30, 2016

Upon completion of transaction, Epiq and DTI to combine, creating a global legal services and technology leader

Kansas City, Kan. (September 27, 2016) – Epiq Systems, Inc. (“Epiq”) (NASDAQ: EPIQ), a leading global provider of integrated technology and services for the legal profession, today announced that its shareholders have approved the previously announced acquisition of Epiq (through DTI) by OMERS Private Equity, the private equity arm of the OMERS pension plan, and funds managed by Harvest Partners, LP, for $16.50 in cash for each share of Epiq’s common stock. The transaction is expected to close on or shortly after September 30, 2016.

Upon completion of the transaction, Epiq will become a privately-held company and will be combined with DTI, a leading global legal process outsourcing (LPO) company majority-owned by OMERS and managed by OMERS Private Equity.

The proposal to adopt the merger agreement received the affirmative vote of the holders of at least two-thirds of the outstanding shares of Epiq’s common stock entitled to vote on the transaction. According to the final voting results, approximately 90.67% of the outstanding shares of common stock of Epiq, as of the close of business on August 22, 2016, the record date, voted and 99.74% of such shares voted in favor of the merger agreement.

All approvals, consents or consultations required to consummate the merger under U.S. antitrust laws have been obtained or made, and accordingly, the related condition to the consummation of the merger set forth in the merger agreement has been fully satisfied. The consummation of the merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) by Epiq on August 24, 2016, as supplemented by the supplemental disclosures included in Epiq’s Current Report on Form 8-K filed with the SEC on September 20, 2016.

About Epiq

Epiq (NASDAQ: EPIQ) is a leading global provider of integrated technology and services for the legal profession, including eDiscovery, managed services, bankruptcy, class action and mass tort administration, federal regulatory actions and data breach responses. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions, regulatory compliance and other legal matters. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The parties may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (3) risks related to disruption of the attention of Epiq’s and DTI’s managements from their respective ongoing business operations due to the proposed transaction, and (4) the effect of the announcement of the proposed transaction on the ability of each party to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the parties’ views as of the date on which such statements were made. The parties anticipate that subsequent events and developments may cause their views to change. However, although the parties may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the parties’ views as of any date subsequent to the date hereof.

CONTACTS

For Epiq:

Investor Contacts

Kelly Bailey

Epiq Systems

+1 (913) 621-9500

ir@epiqsystems.com

Chris Eddy

Catalyst Global

+1 (212) 924-9800

epiq@catalyst-ir.com

Media Contacts

Michael Freitag / Mahmoud Siddig

Joele Frank, Wilkinson, Brimmer Katcher

+1 (212) 355-4449

For OMERS:

Lori McLeod

OMERS

+1(416) 369-2399

lmcleod@omers.com

For Harvest Partners:

Caroline Luz

Owen Blicksilver Public Relations, Inc.

+1 (203) 656-2829

Andrew Schoenthal

Managing Director

Harvest Partners

+1 (212) 599-6300

For DTI:

Jill Brown

DTI

+1 (713) 202-6705

jbrown@DTIGlobal.com